Exhibit 99.1

Magnachip Announces the Appointment of Cristiano Amoruso to its Board of Directors

SEOUL, South Korea, Jan. 20, 2026 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced the appointment of Cristiano Amoruso as an independent director, effective as of January 14, 2026, to its board of directors.

“On behalf of the Board and management team, we are pleased to welcome Cristiano Amoruso as a director,” said Camillo Martino, Chair of Magnachip’s board of directors. “Having known him for more than 15 years, I have seen that Cristiano brings a rare combination of operational leadership and investment acumen in high-growth technology markets. His experience driving transformation and value creation will be highly valuable as we return the company to growth following our transition to a pure play power products company.”

Mr. Amoruso is an accomplished investor and operating executive with deep experience in the semiconductor industry. He is Co-Founder and Chief Investment Officer of Byreforge LLC, a New York- and London-based investment firm that seeks to drive long-term value at publicly listed companies by partnering with management and boards on a combination of operational and strategic improvements. He currently serves as a member of the board of directors for Navitas Semiconductor.

Mr. Amoruso commented: “Power semiconductors are expected to play an increasingly critical role in AI data centers, automotive, grid infrastructure, and other industrial applications. With its renewed, single-minded focus on power semiconductors and deep engineering talent, Magnachip is well-positioned to capitalize on growing market opportunities. I look forward to working with my fellow directors and the leadership team to harness the company’s potential and create long-term shareholder value.”

Before founding Byreforge, Mr. Amoruso served as Chief Executive Officer and Director of Suniva, Inc., the largest private U.S.-based manufacturer of solar photovoltaic semiconductors, where he architected and led its successful operational turnaround. Mr. Amoruso concurrently held senior investment roles at Lion Point Capital, L.P., a global investment firm. He previously served as an analyst at Starboard Value LP. Mr. Amoruso holds an MBA from Columbia Business School, and a Laurea in Economics and Commerce from the University of Bari (Italy).

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding future strategies, capabilities, market opportunities, performance, anticipated growth, and timing of any of the foregoing. Forward-looking statements are inherently difficult to predict and involve known and unknown risks and uncertainties, including the risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal power semiconductor platform solutions for various applications, including industrial, automotive, communication, consumer and computing. The Company provides a broad range of standard products to customers worldwide. Magnachip, with about 45 years of operating history, owns a portfolio of approximately 1,000 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Mike Bishop

Bishop IR, LLC

Tel. +1 (415) 891-9633

mike@bishopir.com